Form C

Cover Page

Name of issuer:

MISSION BREWERY, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 12/18/2007

Physical address of issuer:

1441 L Street
San Diego CA 92101

Website of issuer:

http://missionbrewery.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

69,445

Price:

$4.32000

Method for determining price:

Pro-rated portion of the total principal value of $300,002.4; interests will be sold in increments of $4.32. See below section 21.

Target offering amount:

$300,002.40

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

35

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,296,227.00	$2,189,548.00
Cash & Cash Equivalents:	$627,071.00	$285,714.00
Accounts Receivable:	$381,326.00	$462,903.00
Short-term Debt:	$820,332.00	$1,180,725.00
Long-term Debt:	$5,304,880.00	$2,329,424.00
Revenues/Sales:	$4,513,460.00	$4,619,930.00
Cost of Goods Sold:	$3,920,747.00	$3,409,288.00
Taxes Paid:	$0.00	$0.00
Net Income:	($2,194,954.00)	($685,229.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MISSION BREWERY, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dan Selis	President and CEO	Mission Brewery, Inc.	2007
John Egan	Head Brewer	Mission Brewery, Inc.	2017
Kevin O'Boyle	Retired	Retired	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dan Selis	Secretary	2007
Dan Selis	CFO	2007
Dan Selis	President	2007
Sarah Selis	Vice President	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dan and Sarah Selis	2050000.0 common stock	51.63
Kenneth Little	879142.0 common stock	22.14

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We face substantial competition and our inability to compete effectively could adversely affect our sales and results of operations.

We believe that our continued sales growth will depend upon, among other factors, our ability to expand our distribution base in existing markets and penetrate new markets in the United States, including markets that may be dominated by one or more regional or local craft breweries.

We believe that our continued sales growth will depend upon, among other factors, our ability to continue to increase awareness of the Mission Brewery brand though grassroots marketing and the opening of new tasting rooms, including by recruitment and training of qualified personnel in new markets.

We compete in the highly competitive craft beer market, as well as in the much broader beer market, which includes large-scale domestic and import brewers.

We believe that our continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

We believe that our continued sales growth will depend upon, among other factors, our ability to secure and maintain supply of key raw ingredients, such as hops, barley, and packaging materials.

We believe that our continued sales growth will depend upon, among other factors, our ability to obtain all required governmental licenses in new markets on a timely basis.

If we are unable to expand in existing markets or penetrate new markets, our ability to increase our revenues and profitability may be materially harmed or we may face losses.

Factual statements have not been independently verified.
No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this document or the investment agreements. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

Any projections of future performance provided to you may prove to be incorrect.
The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

The Company is dependent on its management, founders and sponsors.
The Company is dependent on its management, founders and sponsors to execute its business plan. The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were

unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

A disruption in brewing activities could have a material adverse effect on the Company.
A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on the Company's ability to brew its products. This could have a material adverse effect on the Company's financial results and on your investment.

The Company has broad discretion in the application of the proceeds from the sale of common stock.
The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

The Company currently carries a significant amount of debt and may incur additional debt.
The Company currently carries a significant amount of secured and/or convertible debt and may incur additional debt secured by the assets of its Company or convertible into equity securities of the Company. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The common stock offered hereby may be diluted by future issuances of securities of the Company with superior rights.
It is anticipated that the Company will need additional rounds of financing for future anticipated expansion. Additional funding would likely adversely affect the current equity owners by diluting their equity interests in the Company. The Company cannot guarantee that the necessary funds will be made available to the Company. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its marketing plan nor continue to operate if the necessary funding is not available.

The foregoing risk factors do not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors are urged to consult their own advisors before deciding to invest in the Company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: These funds will be used to support our ongoing sales and marketing goals and sustain our current special projects.

If we raise: **$500,000**

Use of Proceeds: $500,000 will allow us to improve, expand, and accelerate our growth in production, packaging, sales, and marketing. Sales and marketing expansion and support:

- Hiring outside PR agency to keep Mission Brewery in the press and at front of mind during the year and to blow up product launches
- New sales and marketing team dedicated to the Cellar & Loft at Mission Brewery, a new private event venue
- New outdoor and indoor signage for both the brewery and Cellar & Loft to increase local foot traffic with brand new, luxury residential developments opening on all sides of our building
- Print POS and merchandise to support our sales plan as well as local accounts that increase our draft placements, including new glassware, t-shirts, exclusive packaging, coasters, tap handles, posters, and banners
- Begin to expand focus from Southern California to Northern California. In each focus area we would open tasting rooms to present the band, supported by a localized media campaign. We would add a regional manager and sales professionals in that focus area to develop tap handles and secure shelf space.

If we raise: **$1,070,000**

Use of Proceeds: Our maximum target will allow us to improve, expand, and accelerate our growth in production, packaging, sales, and marketing. Sales and marketing expansion and support:

- Hiring outside PR agency to keep Mission Brewery in the press and at front of mind during the year and to blow up product launches

- New sales and marketing team dedicated to the Cellar & Loft at Mission Brewery, a new private event venue

- New outdoor and indoor signage for both the brewery and Cellar & Loft to increase local foot traffic with brand new, luxury residential developments opening on all sides of our building

- Print POS and merchandise to support our sales plan as well as local accounts that increase our draft placements, including new glassware, t-shirts, exclusive packaging, coasters, tap handles, posters, and banners

- Begin to expand focus from Southern California to Northern California. In each focus area we would open tasting rooms to present the band, supported by a localized media campaign. We would add a regional manager and sales professionals in that focus area to develop tap handles and secure shelf space.

- We would add 16oz cans to our product line as appropriate. Acquiring a 12/16oz canning line would allow us to break into current missed opportunities that insist on cans over glass.

- We will be looking to add some key people to our team. With a goal to double production in the future, we will require some very strong hires at the executive level. We will aggressively search for top tier candidates with excellent beer manufacturing backgrounds.

Funds to focus on the 2018 Sales Plan, which includes:
• **Advertising & Partnerships:** Targeted Facebook & Instagram advertising, Advertising to support the Cellar & Loft at Mission Brewery, Advertising partnership with San Diego Convention Center (location of San Diego Comic-Con), West Coaster advertising (local beer community magazine), Event Space Listings on appropriate websites, Partnerships with local stadium(s) and music venues, and Print Collateral
• **Media Creation**: video content, product and advertising photography, Instagram, Facebook, and web content to increase visual engagement and create continued awareness of our products and process **Manufacturing and production purchases to increase efficiencies:** • Case erector
• Inline digital grain scale for silo
• New grain mill
• Build spare parts inventory to reduce down time
• Move chiller to roof to increase square footage
• QC Lab built to
• 12/16 oz canning line
• De-palletizer for canning line(s)
• Concrete floor repairs
• Floors coated
• Barrier around new fermentation vessels
• Pallet racks to increase usable square footage
• Insulate cold box ceiling, replace roll-ups with insulated units, modify entry and exit to increase cold box efficiency and lower power usage
• Miscellaneous repairs from hard use of facility and equipment

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Type of Security:

Common stock of the Company (the "Common Stock").

Amount of Financing:

Up to $1,070,000 in the aggregate, with the closing of such crowdfunding financing to occur as determined by the Company in its sole discretion.

Purchaser:

Each purchaser must qualify under a securities law exemption (the "Purchaser").

Price:

The Common Stock per share purchase price will be $4.32 which share price has been determined subjectively by the Company based on certain publicly available market/industry data, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or valuation. Accordingly, the offering price may not be considered to be indicative of the actual value of the securities offered hereby.

Purchase Agreement and

other definitive documents:

The investment will be made pursuant to the Company's form of Crowdfunding Stock Purchase Agreement. The Purchaser will also execute any documents reasonably necessary to consummate the transactions contemplated in the Term Sheet.

Voting Rights:

If the purchase price for the Securities is less than $50,000, the Purchaser hereby appoints the Chief Executive Officer of the Company (the "**CEO**"), or his or her successor, as the Purchaser's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of the Purchaser, (i) vote all securities, (ii) give and receive notices and communications, (iii) execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of its authority under this instrument, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy and power granted by the Purchaser pursuant to this Section 7 are coupled with an interest. Such proxy and power will be irrevocable. The proxy and power, so long as the Purchaser is an individual, will survive the death, incompetency and disability of the Purchaser and, so long as the Purchaser is an entity, will survive the merger or reorganization of the Purchaser or any other entity holding the Securities. The CEO is an intended third-party beneficiary of this Section and has the right, power and authority to enforce the provisions hereof as though he or she was a party hereto.

Use of Proceeds:

The proceeds will be used for working capital and as further described in the Form C.

Governing Law:

The Company and the Purchaser shall each bear its own expenses and legal fees with respect to this transaction.

The Term Sheet shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. Any dispute under this Agreement may be brought in the state courts and the Federal courts located in San Diego County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. This agreement may not be amended except in writing signed by both parties hereto.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Investors who invest $50,000 or less proxy all voting rights to the CEO.
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by the Company and a majority in interest of the holders of Common Stock of the Company who purchased such Common Stock in this crowdfunding offering.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	3,538,677	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	122,005
Options:	280,156

Describe any other rights:

October 23, 2015 Convertible Promissory Note of Ken Little

The entire principal and all accrued and unpaid interest may be converted at the discretion of the Holder into shares of equity securities issued by the Company upon the closing of the first $1,000,000 financing (including for this threshold, the conversion of any other convertible note) following the issuance date at a 15% discount to the price per share in such financing. For example, if Mission Brewery raises $1M in the WeFunder Crowdfunding financing, the Holdermay elect to convert at a 15% discount to the price per share paid by the Crowdfunding investors. The note is automatically convertible into common stock immediately prior to a change of control of the Company at the more favorable of (i) a 15% discount to the per share purchase price paid for the common stock by the purchaser in a change of control or (ii) a 15% discount to the price per share value of the common stock based on the proceeds received pursuant to the change of control as determined by the Board of Directors of Mission Brewery in good faith. The note is also convertible at the option of the Holder at any time prior to maturity into common stock based on the valuation determined by an independent third party valuation firm. The note may be repaid at any time and such repayment would cause the relinquishment of the conversion rights described above, however, as consideration for such relinquishment the Holder would receive warrants to purchase common stock or such other class of stock issued in the $1,000,000 qualified financing equal to 5% of the fully-diluted outstanding shares of the Company.

Warrants and Options - the warrants and options currently outstanding are exercisable for common stock. There are no special voting rights attached to those warrants or options.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Shares can be diluted by future financing, and the rights can be limited if the company issues preferred stock.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

A majority in interest of **Shareholders** could vote to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt or other convertible securities, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined **subjectively** by the Company **based on certain publicly available market/industry data**, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or valuation. Accordingly, the offering price **may** not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;

- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

1) Lender: Kenneth Little - Loan date: 7/19/13 - Type: Non-convertible note - Original loan amount: $553,178 - 8% interest - Outstanding debt: $665,488.36 - Payments are current - Maturity date: 02/28/19.

2) Lender: Kenneth Little - Loan date: 03/06/14 - Type: Non-convertible note - Original loan amount: $125,000 - 8% interest - Outstanding principal plus interest: $150,491.39 - Payments are current - Maturity date: 02/28/19.

3) Lender: Kenneth Little - Loan date: 10/27/15 - Type: convertible note - Original loan amount: $358,000 - 10% interest - Outstanding principal plus interest: $425,759.95 - Payments are current - Maturity date: 02/28/19.

4) Lender: City National Bank - Loan date: 02/23/16 - Type: Loan - Original loan amount: $3,900,000 - 5.75% interest - Outstanding principal plus interest: $4,300,000 - Payments are current - Maturity date: 03/01/19.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2015	Section 4(a)(2)	Convertible Note	$358,000	General operations
2/2016	Section 4(a)(2)	Common stock	$50,000	General operations
7/2016	Section 4(a)(2)	Common stock	$636,561	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

1) Lender: Kenneth Little (Former Affiliate of the Company) - Loan date: 7/19/13 - Type: Non-convertible note - Original loan amount: $553,178 - 8% interest - Outstanding debt: $665,488.36 - Payments are current - Maturity date: 02/28/19.

2) Lender: Kenneth Little (Former Affiliate of the Company) - Loan date: 03/06/14 - Type: Non-convertible note - Original loan amount: $125,000 - 8% interest - Outstanding principal plus interest: $150,491.39 - Payments are current - Maturity date: 02/28/19.

3) Lender: Kenneth Little (Former Affiliate of the Company) - Loan date: 10/27/15 - Type: convertible note - Original loan amount: $358,000 - 10% interest - Outstanding principal plus interest: $425,759.95 - Payments are current - Maturity date: 02/28/19.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since we started brewing commercially nine years ago, Mission Brewery established itself as one of the top craft beer brands in California. We made splashes in a competitive industry by winning highly-competitive brewing awards immediately after launch, and our brewpub, housed in a historic former Wonder Bread bakery, is one of the more uniquely beautiful spaces in San Diego.
Mission Brewery is already one of the most respected craft brew brands in California, but our goal is to continue our rise by becoming a national household brand. Our plan is to build up to six more taprooms, continue expanding our already large distributor network, and bolster our marketing presence. San Diego is a hotbed for successful microbrews that've been acquired for tens of millions of dollars, and we're on pace to compete with the biggest of them.

Milestones

MISSION BREWERY, INC. was incorporated in the State of California in December 2007.

We have:

- Won of nearly 50 National and International brewing awards.
- Recorded $4,513,460 in 2016 net sales.
- Have increased our bottling capacity to 86,400 bottles per day.
- 2017 core beer sales are up over the same period in 2016 by 53% overall and 80% in Southern California.
- Our barrel production has increased every year we've been in business.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended October 31, 2016, the Company had revenues of $4,513,460 compared to the year ended October 31, 2015, when the Company had revenues of $4,619,930. Our gross margin was 13.13% in fiscal year 2016, compared to 26.2% in 2015.

- *Assets.* As of October 31, 2016, the Company had total assets of $3,296,227, including $627,071 in cash. As of October 31, 2015, the Company had $2,189,548 in total assets, including $285,714 in cash.
- *Operating Expenses.* As of October 31, 2016, the Company had operating expenses of $2,205,414 compares to the year ended October 31, 2015, when the Company had operating expenses of $1,453,191.
- *Net Loss.* The Company has had net losses of $2,194,954 and net losses of $685,229 for the fiscal years ended October 31, 2016 and October 31, 2015, respectively.
- The Company has had long and short-term debt totaling $6,125,212 and $3,510,149 for the fiscal years ended October 31, 2016 and October 31, 2015, respectively.

Liquidity & Capital Resources

Over the past three years Mission Brewery has been financed with $5,622,739 in debt and capital investment. Shares owned by Sarah and Dan Selis are held jointly.

After the conclusion of this Offering, should we hit our maximum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". In the short term, our CA distributor has agreed to pay us immediately upon receipt for our full truck shipments. This is not a long term plan, only until we get funded. If the Wefunder fundraise isn't sufficient than we will accept funds from numerous accredited investors who have expressed interest and are going both fund through Wefunder and separate from Wefunder. For example, I have one investor who want to invest $100k and another principal shareholder who is personally on the hook for ~$7,000,000 and For example, I have one investor who wants to invest $100k and another principal shareholder who has personally invested ~$7,000,000 and is capable of covering any capital expenses in the near term.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

MISSION BREWERY, INC. cash in hand is approximately $112,970.28, as of September 2017. Over the last three months, revenues have averaged $404,135.80/month and expenses $551,407.45/month, for an average burn rate of -$147,271.65 per month. We expect revenue and expenses to remain consistent with these numbers over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://missionbrewery.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Mission Brewery Stock Purchase Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dan Selis
John Egan
Kevin O'Boyle
Sarah Selis

Appendix E: Supporting Documents

INVEST IN MISSION BREWERY

Gold Medal winning craft brewery in San Diego, CA

"Since we started brewing commercially 10 years ago, Mission Brewery has established itself as one of the top craft beer brands in California. We made splashes in a competitive industry by winning highly-competitive brewing awards immediately after launch, and our brewery, housed in a historic former Wonder Bread bakery, is one of the more uniquely beautiful spaces in San Diego.

Dan Selis
PRESIDENT, FOUNDER, CEO, MISSION BREWERY

FOLLOW US FOR UPDATES SHARE TWEET


MISSION
BREWERY
San Diego, California

$0 raised of $300K goal

$200 min by Wefunder Portal LLC

INVEST

Priced Round

$17M pre-money valuation | **$4.32**/share

If you invest, you're betting Mission Brewery will be worth more than $17,024,420 in the future.

INVESTOR PERKS

$500+	Engraved Founders Plank to be displayed in our brewery
$1,000+	Complimentary round of beers for up to 10 guests on your next visit and engraved Founders Plank to be displayed in our brewery
$2,500+	Private VIP Brewery Tour and Tasting Experience for up to 10 guests, a 1-year membership to Blackbeard's Crew, and engraved Founders Plank to be displayed in our brewery
$5,000+	Participate in the creation of a cask that will be tapped in our tasting room, a 1-year membership to Blackbeard's Crew, and engraved Founders Plank to be displayed in our brewery
$10,000+	Private party for up to 50 guests, and engraved Founders Plank to be displayed in our brewery
$20,000+	Complimentary use of The Cellar & Loft for one private event for up to 200 guests, (Labor service charge will be added.) plus engraved Founders Plank to be displayed in our brewery
$50,000+	Complimentary use of The Cellar & Loft for one private event for up to 200 guests (Labor service charge will be added.), Lifetime Membership to Blackbeard's Crew, and engraved Founders Plank to be displayed in our brewery.

OUR AMBITION

Mission Brewery is already one of the most respected craft brew brands in California, but our goal is to continue our rise by becoming a national household brand. Our plan is to build up to six more taprooms, continue expanding our already large distributor network, and bolster our marketing presence. San Diego is a hotbed for successful microbrews that've been acquired for tens of millions of dollars, and we're on pace to compete with the biggest of them.

KEY FACTS

- Winner of 59 National and International brewing awards.
- Recorded $4,513,460 in 2016 net sales.
- Have increased our bottling capacity from 14,000 to 86,400 bottles per day.
- 2017 core beer sales are up over the same period in 2016 by 53% overall and 80% in Southern California.
- Our barrel production has increased every year we've been in business.

DOCUMENTS

- Mission_Brewery_Financial_Numbers.pdf
- Mission_Brewery_Financial_Condition.pdf

missionbrewery.com

ALCOHOL BREWERY MANUFACTURING BREWERY

WHY I LIKE MISSION BREWERY

I invested in Mission because of Dan, first, and second because he makes one of the best beers that I've ever tasted. But mainly because of Dan; the guy is a "force of nature." I have watched him build a business with almost zero capital. He built his brewery in East Village on a literal shoestring of capital infusions. It was a miracle watching him put that brewery together through sheer determination.



Scott Biel

MISSION BREWERY, INVESTOR

FORTUNE

Craft Beer Trends To Look Out For in 2016

One of the most exciting things about the craft beer world is its constant evolution. While there are certain flagships most breweries offer - like an IPA, a good porter or stout, or a solid Kolsch - there's an ongoing sense of experimentation that usually

May 3, 2017 @ fortune.com

PRWeb Online Visibility from Vocus

Mission Brewery Announces New Premium IPA - "Plunder," Coinciding With Opening of 5,429 SQ. FT. Tasting Room Expansion

May 4, 2016 /PRNewswire/ -- Mission Brewery is proud to announce the release of their new premium IPA "Plunder," adding to the award winning collection of beers they produce. The beer features 9 different hops, while being extremely well balanced

May 3, 2017 @ prnewswire.com



Mission Brewery scores big on taste

With baseball season well underway, there's a brewery overlooking Petco Park that is perfectly situated for a pre- and post-San Diego Padres game pint. Mission Brewery, originally established in 1913, has its manufacturing and the tasting room downtown.
May 3, 2017 @ sdcitytimes.com

Are You Ready for Hard Root Beer?

Share Tweet Submit Pin San Diego-based Mission Brewery has created whole new category of beverage for baseball season: Hard Root Beer. Mission is located next to San Diego's Petco Park, where the Padres play, so the brewery sees a lot of
May 3, 2017 @ pastemagazine.com

Beer Man: Dark Seas stout stands up to tradition

This week: Mission Dark Seas Mission Brewery, San Diego http://missionbrewery.com One of my favorite beer styles is Russian imperial stout because of its complexity and variety. Because of the numerous and different malts used in them, no RIS beer is
May 3, 2017 @ usatoday.com



Casinos expand, up their game

Pardon their dust. With half of the San Diego area's 10 casinos undergoing expansions and renovations, construction cone orange is as ubiquitous these days as blackjack table green. All combined, Barona Resort & Casino, Harrah's Resort Southern
April 30, 2017 @ sandiegouniontribune.com



Where to eat and what's new at Petco Park this season

Peanuts and Cracker Jack may be immortalized in song as the snacks of choice for American baseball, but fans longing for something more filling have plenty to choose from at Petco Park this year. On Friday, the San Diego Padres host their first home
April 5, 2017 @ sandiegouniontribune.com

Mission Brewery Releases California Craft Lager in 6-packs | Brewbound.com

San Diego, CA - Mission Brewery, a San Diego-based craft brewery, is releasing California Craft Lager to their year-round list of award-winning beers. California Craft Lager will be available in 6-packs at off-premise locations. Its drinkability and flavor is
March 17, 2017 @ brewbound.com



Bluewater Boathouse Taps its Own Draft Beers | Coronado Times

In another sign of its emergence as a major regional restaurant operation, Bluewater Grill has partnered with a noted San Diego small-batch brewmaster to create and pour its own line of draft beers at Bluewater Boathouse Seafood Grill on Coronado
March 7, 2017 @ coronadotimes.com



Have a Beer with Mission Brewmaster John Egan

Mission Brewmaster John Egan | Photo: Bruce Glassman I still recall the very first time I stepped foot inside the old Wonder Bread building on 14 th and L street. It was like walking into an unfinished cathedral: 14,000 square feet of space and 23-foot
February 2, 2017 @ sandiegomagazine.com



San Diego Beer Week, seasonal menus, openings

San Diego Brewers Guild Festival, the official kick-off event, features upwards of 50 local breweries, restaurant fare and live music. 6 to 9 p.m. Friday (VIP Brewer Takeover) and 2 to 5 p.m. Saturday (Festival). The Port Pavilion on Broadway Pier,
November 3, 2016 @ sandiegouniontribune.com



A list of San Diego beers brewed with fresh hops

An employee of Pure Project picks fresh hops at SD Golden Hop Farm in Fallbrook. It's wet hop season in San Diego, when rare beers made from fresh, locally grown hops appear in tasting rooms and tap houses.
September 13, 2016 @ sandiegoreader.com

Donut Bar Adds Late-Night Hours

It's always a good time for a doughnut. San Diego's famed Donut Bar - known for its lengthy lines during the morning rush - has added late-night hours to its downtown store, plus craft beer. Donut Bar San Diego, located at 631 B St., will now open up
July 2, 2016 @ nbcsandiego.com



Mission Brewery's New Tasting Room; SeaWorld Hosts Grand Food Festival

Plus, the I Love Poke Fest returns
May 5, 2016 @ sandiego.eater.com



Mission Brewery Wins Session IPA Tender in Sweden | BevForce.com

San Diego, Calif. - On November 1st, Dan Selis, President and Founder of Mission Brewery in San Diego, was notified that Mission's El Conquistador Session IPA had won a tender with Systembolaget, the Swedish alcohol retail management system,
December 15, 2014 @ bevforce.com

Mission Brewery Nearly Doubles Production in 2013 | Brewbound.com

After nearly doubling production in 2013, San Diego's Mission Brewery is aiming to stay on course in 2014 with another year of continued growth. Mission sold 8,900 barrels across 12 states in 2013, up 88 percent over the year prior. This year, the
February 19, 2014 @ brewbound.com



Beer of the Week: Mission Dark Seas Bourbon Barrel-Aged Russian Imperial Stout

1441 L Street, East Village Since reviving a historic brand six years ago, the folks behind the current iteration of Mission Brewery (1441 L Street, East Village) have been slow to roll out new beers. This isn't a knock on them, but their line-up falls into
January 17, 2014 @ sandiegoreader.com

Mission Brewery Boosts Staff & Production 40 Percent | Brewbound.com

San Diego, California - Mission Brewery's 32-ounce "cannons" of Shipwrecked Double IPA and El Conquistador Extra Pale Ale are now in seven new states. "I guess it's true: Americans like big cans," says Martin Saylor, Mission Brewery's national-sales director.
December 6, 2013 @ brewbound.com



Mission Brewery fires "cannons"

1441 L Street, East Village Ever had two empty pint glasses in your hand and thought to yourself: If only there was a way to fill these without having to go to the trouble of opening two beers. OK, probably not, but there is now a solution to this non-existent
October 17, 2013 @ sandiegoreader.com

Craft Beer Infused with California Soul

We make the beer you share with friends on sunny days.

Four months after launching, we won two medals at the largest beer competition in the U.S, surprising some in the highly-competitive craft beer industry. Most craft breweries take years to make a splash, but most craft breweries don't have a founder as passionate about beer as we do. Dan Selis has been brewing beer for more than 25 years, taking Mission Brewery from a passion project to a business that's seen consistent growth over the last decade. Our beer is carefully crafted with exclusive flavors and ingredients, allowing us to constantly release new bold brews.


Craft
LAGER
MISSION

Our Unique Home

Our beer would sell anywhere, but our beautiful and historic brewery certainly doesn't hurt our cause. Located in a historic former Wonder Bread bakery, our brewery has both state of the art equipment and hundred year old exposed wooden beams. We're the only functioning packaging brewery in downtown San Diego and are directly adjacent to Petco Park, home of the San Diego Padres.


WONDER BREAD

A Historic Location

Built in 1894, our celebrated 26,000 square foot brewhouse is as functional as it is stunning.



Private Events

Adjacent to our tasting room, this 5,000 square foot private event space is perfect for weddings and parties.



Public Events

With views overlooking downtown San Diego, our space also hosts corporate events and happy hours.


MISSION
BREWERY

Meet Some of Our Beers


MISSION
BLONDE

Blonde

With the color of a pilsner and the character of an ale, our blonde is a welcome and refreshing respite. Brewed with an authentic kolsch yeast strain, a peck of fruitiness compliments the blend of noble hops. Lager-like with its delicate dryness, it really is reminiscent of ales from Koln, Germany.

ABV: 5%


MISSION
SHIPWRECKED

Shipwrecked Imperial IPA

A style of beer curiously born on the foggy shores of Father Junipero Serra's first founding mission, our own vigorous entry is one rebellious IPA, quick on the trigger, and brimming with a bounty of hop ingenuity. This is a big, bold, and brazen beer, one with a restless vision of a new America.

ABV: 9.25%


MISSION
HARD
ROOT
BEER

Hard Root Beer

Our Hard Root Beer is a hand-crafted adult twist on classic soda. Creamy, smooth, and sweet but not cloying, the 7.5% ABV is all but undetectable. With traditional root beer notes of sarsaparilla and vanilla, this is a craft beverage for someone craving something a little different. Serve over ice or with a scoop of ice cream and enjoy.

ABV: 7.5%


MISSION
IPA

IPA

The embodiment of San Diego craft beer, our version features a modern American hop profile. This beer is bright and light bodied with notes of pine and citrus. A balanced, drinkable addition to the wide world of IPA.

ABV: 6.8%

Our Beer Competes With the Best

We've won 59 brewing awards in 10 years of business.

$4,513,460

Net sales in 2016

2016 barrel production increased for the 9th consecutive year



*Projected Barrels Produced 2017: 20K
Barrels Produced 2016: 16,000
2017 Projections
20K
15K
10K
5K
2011
2012
2013
2014
2015
2016
2017
Annual Beer Production in Barrels

***2017 productions are based on several factors, the first being that our barrel production has increased every year we've been in business.*

The second is that our bottling capacity has increased from 14,000 to 86,400 bottles per day, which allows us to brew more barrels.

The third is that our 2017 core beer sales are up over the same period in 2016 by 53% overall and 80% in Southern California.

SHOW LESS

Help Us Build More Taprooms

Your investment dollars will help us fund operations as needed during a growth period, increase our marketing and sales efforts, and build up to six taprooms at an estimated average cost of $50,000 each. We don't have locations for those taprooms yet, but are planning to collect data from our funding round to determine where our San Diego investors live and then build taprooms in nearby areas. We will also be looking to add some key people to our team. With a goal to double production in the future, we will require some very strong hires at the executive level and will be aggressively searching for top tier candidates with excellent beer manufacturing backgrounds.


MISSION
BREWERY
SAN DIEGO CALIFORNIA

Our Journey So Far

2007



Mission Brewery is Founded

In a breathtaking first year, we win 2 Great American Beer Festival medals.

2008

Partnered with a California Distributor, Wine Warehouse

2010

John Egan, Formerly of Stone Brewing, is Hired on as Head Brewer

This changed everything about our business for the better.

2010



Opened Current Factory and Tasting Room

2012

Acquired a Small 22 oz Bottling Line and Bottled our First Beer

2012



Mission Brewery Expands Capacity

We added ten 90 barrel fermenters.

2014


MISSION
HARD ROOT BEER

Launched Hard Root Beer

Our hand-crafted adult twist on classic soda is creamy, smooth, and sweet but not cloying.

2014

Partnered with the Padres at Petco Park

Our Brewery is directly adjacent to Petco Park, the San Diego Padres' stadium. Customers can now drink our beer inside the stadium.

2015



Won Swedish Tender for Session IPA

We shipped 28,800 more bottles/month after we were the chosen US import for this style of beer in national alcohol retail management system.

2015



Purchased Bottling Line and Centrifuge

Increased our bottling capacity from 14,400 bottles per day to 86,400 bottles per day and reduced our cost of goods by 10% by buying bulk packaging.

2015

Six Sigma Team Training Completed

2016



Opened Private Event Space

We increased capacity and added equipment.

2016

April Becomes New Record Month, Shipping out $613,030 in Beer to Distributors

We proudly sent 22 full trucks of beer out to different distributors.

Q3 2017

Traction and Growth

The plan implemented in 2016 has proven effective. Core beer sales are up over the same period in 2016 by 53% overall and up 80% in Southern California.

2018

Expand Sales Team and Focus Into Northern California.

Here's to the Good Times

Great beer is meant to be shared with great people, and we want you to join the Mission Brewery family.



Mission Brewery is a ten year old, award-winning brewery in the midst of the renown San Diego craft beer scene. We have grown organically over the past 10 years; we have experienced the ebbs and flows of the beer business, and now we have hit our stride. In the past year, we have grown our sales and marketing initiatives and made significant expansion in both capacity and production efficiency.

We have the shelf space, we have the chain relationships, and we have the know-how. Now we are excited to offer the public, for the first time ever, an opportunity to own a piece of a prominent San Diego craft brewery.

Cheers,



Dan Selis

FOUNDER



Dan Selis

President, Founder, CEO

Dan has a B.A. in Math from SDSU and spent 20 years in real estate finance before completing the Beer Judge Certification Program in 2005, helping him pursue his passion for the beer industry.

AND THE REST OF THE TEAM



John Egan

Head Brewer

John, the former Lead Brewer for Stone Brewing Company, graduated from the University of San Diego. He manages all aspects of Mission's brewing, from designing new beers to the manufacturing schedule.



Melissa Hill

Marketing Manager

Melissa's experience in design and social media has seen her do everything from running a social campaign for a restaurant chain to directing and managing a marketing campaign for a Disney film.



Brandon Kelmar

VP of Sales

A former national accounts manager for Boston Beer, Brandon is experienced in managing teams of people as well as wholesalers and National Accounts.



Sarah Selis

Executive Vice President

Sarah graduated with a bachelor's degree in Communication from UCSB and had a former career in builder mortgage finance retail sales, where she met Dan. She oversees retail sales at Mission Brewery.

DETAILS

Can you describe the financial conditions of your business?

− COLLAPSE ALL

Here are our key financial numbers for the last two years.

Below is a summary of the financial situation of our company:

Overview:

Since we started brewing commercially nine years ago, Mission Brewery established itself as one of the top craft beer brands in California. We made splashes in a competitive industry by winning highly-competitive brewing awards immediately after launch, and our brewpub, housed in a historic former Wonder Bread bakery, is one of the more uniquely beautiful spaces in San Diego. Mission Brewery is already one of the most respected craft brew brands in California, but our goal is to continue our rise by becoming a national household brand. Our plan is to build up to six more taprooms, continue expanding our already large distributor network, and bolster our marketing presence. San Diego is a hotbed for successful microbrews that've been acquired for tens of millions of dollars, and we're on pace to compete with the biggest of them.

Milestones:

MISSION BREWERY, INC. was incorporated in the State of California in December 2007. We have:

-Won 59 National and International brewing awards.
-Recorded $4,513,460 in 2016 net sales.
-Increased our bottling capacity to 86,400 bottles per day.
-2017 core beer sales are up over the same period in 2016 by 53% overall and 80% in Southern California.
-Our barrel production has increased every year we've been in business.

Historical Results of Operations:

Revenues & Gross Margin. For the period ended October 31, 2016, the Company had revenues of $4,513,460 compared to the year ended October 31, 2015, when the Company had revenues of $4,619,930. Our gross margin was 13.13% in fiscal year 2016, compared to 26.2% in 2015.

Assets. As of October 31, 2016, the Company had total assets of $3,296,227, including $627,071 in cash. As of October 31, 2015, the Company had $2,189,548 in total assets, including $285,714 in cash.

Operating Expenses. As of October 31, 2016, the Company had operating expenses of $2,205,414 compares to the year ended October 31, 2015, when the Company had operating expenses of $1,453,191.

Net Loss. The Company has had net losses of $2,194,954 and net losses of $685,229 for the fiscal years ended October 31, 2016 and October 31, 2015, respectively. The Company has had long and short-term debt totaling $6,125,212 and $3,510,149 for the fiscal years ended October 31, 2016 and October 31, 2015, respectively.

Liquidity & Capital Resources. Over the past three years Mission Brewery has been financed with $5,622,739 in debt and capital investment. Shares owned by Sarah and Dan Selis are held jointly.

After the conclusion of this Offering, should we hit our maximum funding target, our projected runway is 24 months before we need to raise further capital.
We plan to use the proceeds as set forth in this Form C under "Use of Funds". In the short term, our CA distributor has agreed to pay us immediately upon receipt for our full truck shipments. This is not a long term plan, only until we get funded. If the Wefunder fundraise isn't sufficient than we will accept funds from numerous accredited investors who have expressed interest and are going both fund through Wefunder and separate from Wefunder. For example, I have one investor who want to invest $100k and another principal shareholder who is personally on the hook for ~$7,000,000 and For example, I have one investor who wants to invest $100k and another principal shareholder who has personally invested ~$7,000,000 and is capable of covering any capital expenses in the near term.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

MISSION BREWERY, INC. cash in hand is approximately $112,970.28, as of September 2017. Over the last three months, revenues have averaged $404,135.80/month and expenses $551,407.45/month, for an average burn rate of -$147,271.65 per month. We expect revenue and expenses to remain consistent with these numbers over the next 3-6 months.

What is Mission Brewery and how did you get started?

Mission Brewery is a small craft beer company based out of San Diego, California. The company was established in 2007, but I've been homebrewing for about 25 years. My beer passion started back in college when homebrewing was not as popular, very different from today where everybody has friends making beer at home.

I stumbled upon homebrewing with my former landlord. I just happened to ask him what he was doing one weekend, and he said he was making beer. I thought, well that sounds rad, and I told him I'd love to learn. He told me if I bought a kit and got the ingredients, he would get me started. So I rushed out and got all of the supplies and made my first batch that weekend. From that moment on, I was hooked. There's something that stokes everyone's fire and for me, that thing is making beer.

I honed my homebrewing skills for the next 15 years. During that time, I became more sophisticated and began to win competitions and earn medals as an amateur. The most important thing that happened for me in going from an amateur to a professional brewer was becoming a certified beer judge. I went through the Beer Judge Certification Program and have been a certified judge for about 12 years. Becoming a beer judge taught me how to taste a beer and tell exactly what happened in the manufacturing process to cause nice attributes, flavors, and aromas. I can also detect flaws and things that you don't want to have in beer.

How did homebrewing lead to starting a business?

I began brewing in college and soon became a certified judge for beer competitions. Becoming a judge and getting to that high level of sophistication and knowledge of beer styles and brewing gave me the confidence to leave my corporate job. When I graduated college, I went into real estate finance. After about 15 years I got tired of the profession. I was working in corporate America and doing well, but I wasn't happy. I didn't like what I was doing and so one day I walked out of my job and started Mission Brewery.

What were the first few years of business like?

One of the first things I did was use my 15 years of experience in real estate finance and business development to find a location for Mission Brewery. I heard about a brew pub that wasn't using its equipment, so I showed up there one day and introduced myself to the owner. He had a restaurant up and running and a full brewery that was just sitting idle not being used. I suggested that he and I should enter into an agreement where I'd step in and clean up the brewery, get the beer flowing, and then we would split the draft profits. He agreed, and right away I was in the beer business.

There was no capital investment. I didn't have to buy the tanks, the mash tun kettle, the fermenters, or any of the other things you need to get a brewery up and running. We got started with very little cash and soon had beer flowing through the restaurant. In the early years, the restaurant was the perfect starting place where we could get direct feedback from people coming into the restaurant to tell us whether they liked the beer. Thankfully, it was well-received. Four months after we opened, we won two national medals at the biggest beer competition in the U.S., The Great American Beer Festival. All of the major commercial breweries compete at that festival and our Mission IPA took a bronze medal, and we made a lager that took gold. Again, this was in our fourth month.

Those awards gave us the credibility we needed. When we came back to town, the bars and restaurants became receptive to carrying our beer. Within a year, we outgrew our brewing facility. I knew we could not function much longer where we were, so I again went into business development mode. I found another brewery in Chula Vista that had a brew pub restaurant and a warehouse where they actually made all of their beer. They didn't make anything in the restaurant. They would brew in the warehouse two to three times a month. I met with them and suggested that Mission move in, share the space, and split the costs based on how many batches we each made. At first, we were brewing six or seven times a month, which was a good deal for them because we were paying two-thirds of the bills. After a couple years, we were brewing 20 times a month and they were brewing three, so we were floating most of the bill. It worked well for both of us. They got to cover a ton of their costs from Mission, and we again did not have capital expenditures.

When did you move into your current location?

Our previous shared factory was about 4,000 square feet. After a couple of years, we outgrew it. We'd grown to the point where I knew it was time for us to have our own place, have our own equipment, and not have these partnerships with other breweries. It was time for us to run on our own.

When we moved in to our current location, we started with small amounts of equipment. At that time, we were only packaging our beer in half-barrel kegs, sixth-barrel kegs and 22-ounce bottles. It was time to move into 12-ounce bottles, but when you do 12-ounce bottles, you need a lot of volume and really big tanks. We would continue to grow and need more capacity, and I'd raise more money to buy tanks. We'd grow further, need more capacity, and I'd raise more money and put in more tanks. Raising money during a recession was really difficult, but we did it. We raised several million dollars during that time to help purchase equipment and push the company to a point where we have positive cash flow.

I began capitalizing the company back in 2009. I did my first round of investment, and we found a space downtown that was vacant, a historic Wonder Bread factory that was built in 1894 and is spectacular. We moved into that space in December 2010. Today we occupy 26,000 square feet and have a 30-barrel brew house system. We have six 60-barrel fermenters, ten 90-barrel fermenters, and two 120-barrel fermenters, plus smaller tanks. We recently purchased a second bottling line from a brewery outside of Chicago, which greatly increased our capacity.

What portion of your success do you attribute to your location?

The tasting room is a great marketing piece for the company. When you walk in the door, it's breathtaking. It has 25-foot vaulted ceilings, the original brick, and the original exposed wood beam ceiling that date back to the 1800s. Some of the beams in the ceiling are 18 by 18 by 30 feet long. They're huge pieces of lumber. It's a really unique place, which adds to the experience and thus adds to our success. It lends itself to people having a good experience when they come to Mission.

The bulk of our revenue comes from selling beer to distributors. Our main distributor is Wine Warehouse in California. We sell 80% of our beer to Wine Warehouse, and they distribute it throughout the state. They deliver anywhere in the state, next-day delivery, if you order before 4:00 p.m.

Other locations would have been more functional for us, including having a loading dock and a warehouse, but the aesthetics of the building can't be matched. It's a rare find. There are not a lot of buildings in San Diego like it so people like to come down and visit for the unique experience. We get great reviews online from people having a good time coming down to the tasting room.

What distribution methods are you using and which are your most successful?

It's hard for a lot of new breweries to get a distributor's ear. We've now been with Wine Warehouse for eight years. In the beginning, I went and spoke to some of the major distributors to get a feel for what was out there. What I liked about Wine Warehouse is that they had a lot of Belgian beers and exotic German beers. They also have a few beers that are in every craft-centric chain in the state. They carry beers that are domestic and imported, and some of them are really iconic beers from Europe. That made me think there was no reason I couldn't get my beer right next to the beers that they're already selling.

It takes time to learn how to work with a distributor. It took us years to really get in sync with our distributor. Now they're a very good partner. Early on, about eight years ago, I met with one of the vice presidents of Wine Warehouse and asked for his advice on growing a brand. He told me growing a brand is like pushing a rock. You push, you push, you push, and pretty soon the rock starts to move on its own. Our distributor has 400 sales people in California. They pushed our beer and got it out there. After a couple of years, the growth started to increase on its own. When the beer is in a certain number of locations and people who have a bar/restaurant see, they start to ask the distributor for it.

About a year and a half ago, we decided to change how we were doing business. It was becoming hard for us to grow, and when we'd grow a little bit, all the flaws would show in the factory. We had growing pains. Whether it was equipment that wasn't functioning properly or maybe we didn't have enough tanks, it just seemed difficult to get to higher volume levels when we were bootstrapping and under-capitalized. We put a plan together to raise around $6 million to change that. It was new for me so I brought in a chief operating officer. He'd managed a lot of successful businesses and helped me put the plan together to drive growth. We looked for a new vice president of sales. We hired Brandon Kelmar, a former national accounts rep for Boston Beer. Since he's come in, the level of professionalism, discipline, and approach in sales has totally changed. When it comes to the cash we've raised, his department has a million-dollar budget each year between salaries, incentives, new products, packaging and all sorts of things that he needs to do. We create things for Costco that are normally scheduled to be available to accounts,, but Costco generally buys it all up. We will create custom boxes of IPAs, or a mixed pack or a three-pack of bombers that are very successful.

We've funded all of the debt and some equity so far. That's enabled us to buy a new bottling line, which reduced our cost of goods on packaging about $1,600 per truck. We bought a centrifuge that increases the yield on our tanks and increases the turn time on our tanks. Between the new bottling line and the centrifuge, we added 10% to our bottom line, and we couldn't have done that without the financing. We hired more salespeople and now have five salespeople out in the field selling beer, plus our vice president of sales, Brandon, who's working on higher-level things. Our logistics manager, Katie Stoner, has been so valuable to us. Before all this financing, I hired my head brewer, John Egan. He was the lead brewer at Stone Brewing Company for 10 years. He's now been with us for seven. A team like that doesn't come cheap. You can't pay bottom dollar. You have to pay for really good people like that.

We are now using lab equipment that counts oxygen particles in a liquid in parts per billion. Our goal is to bottle a beer and get it under 10 parts of oxygen per billion so the beer stays stable. All of these things cost money. Taking a step forward with all of this created a burn rate. We accepted that burn rate, and I've found that even though the company is spending more on production, it's running better than it ever has. It's incredible how amazingly things work when you have good equipment, good people, and good processes in place. We can double our current volume right now without adding much equipment. We'd have to add some people but they'd mostly be in packaging with maybe a couple more brewers.

We could have bootstrap and grown organically and painfully, but instead we chose to capitalize the company, get the right people, equipment, and processes. We knew that it would cost money over time, but we're projecting that in the first quarter of next year we will become cash flow positive and remain cash flow positive going forward. This summer, we skirted around break even. We should hit cash flow positive early next year. Then a lot will change in the company. When a company is profitable, it's a different ballgame.

What is holding you back from doubling production?

The challenge is the level of volume we are at right now. It's easy to double volume on small volumes. We're at a point where we're projecting 18,000 barrels in the next 12 months. To go from 18,000 to 36,000 barrels is a lot. Years ago, we could rely on the craft beer market alone. If you make it, it will sell. The craft market was so new and hot. Now there's more breweries getting in and more competition. There are so many more players in the market that to consistently hit the growth we're projecting, we've got to have a very professional, buttoned-up sales crew and a budget.

In San Diego, there are now 140 breweries. Over 100 of them have spaces that are 1,500 to 2,000 square feet. They brew beer for their communities and they sell it on site. How many of those breweries have a million-dollar budget just in sales? Not many. The bigger ones, the ones that are larger than us, do. But of the 140, I would guess that 5 might have a budget that size. Having hired really well is part of the answer. Having a budget that's big is part of the answer. Brandon has promotional things going on every month where we are creating new beers. We create a new beer every three months. We put it in a 22-ounce bottle on a limited release. We put it in draft on a limited release, and we make coasters and glassware and t-shirts and really pump it out. People get excited to be seeing something new from Mission. We just made a hoppy pilsner recently. People loved it. It's limited, then it was gone.

There's a saying: Beer draft pulls glass. If you're in a restaurant and saw Mission Blonde for the first time, ordered it and liked it, you are likely to buy a Mission beer when you see it in the grocery aisle. We also do a lot of house beers for large, corporate, national chains that want to have their own beer. Maybe they want to have an IPA or a Blonde. We'll make the beers for them, and so the "Chart House Blonde" might actually be our Mission Blonde. A majority of the time, those establishments will carry another Mission product. Even though we don't get the brand recognition on their in-house, we do get some volume and some margin off that product. It also is a foot in the door to sell other Mission products. We made a hard root beer recently, and it did well. Our core business is our core beers: Mission Blonde, Mission Hefeweizen, Mission Amber, Mission IPA, Shipwrecked, Dark Seas, Plunder, and our latest, a lager called California Craft Lager that we just launched.

If you look at the first quarter of this year over the first quarter of last year, our overall sales are up 53%. If you look at Southern California only, which is our main territory, our core beer sales are up 80%. The plan that we put in place is working. The cash that we've spent so far on equipment, people, processes, and getting people into teach us processes makes it less painful when you get spikes and slumps in the business.

How do you distinguish Mission Brewery above all of the other breweries so that yours in the one that gets noticed and explodes with popularity?

It wouldn't matter if we only sold beer in California. In California, there's 35 million barrels of beer sold every year. We're projecting 18,000 barrels in the next 12 months. That's a fraction of a percent of the volume of beer that's sold in California. The opportunity and the abundance is remarkable. Yes, there's a lot of breweries, but do they have the budget? If they don't have the budget to hire a sophisticated sales team, then they're only going to grow within their means. With little to no means, it's going to translate into little to no growth. With the market changing as more breweries become involved, more of the larger breweries are investing heavily in sales and marketing. There's going to be winners and losers in this market. We've already seen some breweries go out of business. The ones that survive and grow are going to have world-class beer. They're going to have great management and great teams. They're going to have a very strong sales and marketing force and consistency in their products.

It doesn't happen overnight. You've got to have those pieces in place every day. Over time, the growth comes. It's a lot easier to double sales from 18,000 to 36,000 than it is to go from 200,000 barrels to 400,000 or from 1 million barrels to 2 million barrels. If you grow 5% on that, that's a lot. Part of our focus is selling draft handles and getting our draft presence as high as we can in our markets, which translates into sales in the grocery stores where people see so many beers. Another thing to keep in mind is to keep it in perspective and look at the number of beers that are in your chain stores. It's still a lot fewer varieties than wine. Wine is probably still quadruple the number of brands that that there are in beer, and beer is the number one sold alcoholic beverage in the world, and the six-pack is the number-one selling package of alcohol on the planet.

I'm optimistic about growth. When I see what's happening in the company right now, I love it. I'm ecstatic and excited about the future that we'll continue to grow and it'll be bright. If we continue growing at this pace, in about two to three years, we're going to need to build a bigger factory. We're going to need to take the next step that some of our competitors did. In the San Diego market, if you look at breweries like Stone, Green Flash, Ballast Point, Ale Smith, they were all our size not too long ago. They all took steps into the big facilities that they're in now. If you walk into those factories, they're huge. We are still two to three years out from taking that step. An investor who's looking at Mission can look at my competitors and see the volume and the revenues that they have, but they can't buy stock in those companies. They can't get into those companies. If they buy stock in Mission, when the time comes and we grow and open those major factories, the investors who are buying stock now are going to own a piece of that.

What about Mission Brewery makes you the most proud?

I don't think I can nail it down to one thing, but probably what I'm most proud of is the quality of the beer. We make world-class beer at Mission Brewery. We enter competitions as a yardstick to see how we're doing against our competitors, and we win. We have 59 professional medals in competitions. We've competed with Sierra Nevada and beat them. We've competed with Boston Beer and beat them. That moment is very rewarding because there is so much that went into making that liquid. If you went back from that bottle all the way back to the packaging and brewing and acquiring ingredients and managing employees, everything, the whole world that goes into that product, there is a very big sense of pride for us when we win in competition and beat breweries that are bigger, have more money, and have better equipment. I'm very proud of that. I'm also very proud of the team that I have in place. I've got people that allow me to step out and focus on the big picture. Years ago, balls were dropping all the time. I'd come home and just tell my wife all of things that I had to deal with day after day and night after night. It's part of being a small business and an entrepreneur, but I don't do that anymore. Things are running so smoothly and that's a sense of pride for me, and that's from the team that we have in place.

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RISKS SPECIFIC TO MISSION BREWERY

1.

We face substantial competition and our inability to compete effectively could adversely affect our sales and results of operations.

2.

We believe that our continued sales growth will depend upon, among other factors, our ability to expand our distribution base in existing markets and penetrate new markets in the United States, including markets that may be dominated by one or more regional or local craft breweries.

3.

We believe that our continued sales growth will depend upon, among other factors, our ability... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Mission Brewery is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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John Egan

Head Brewer/Operations Manager at Mission Brewery

Mission Brewery • University of San Diego

San Diego, California • 230

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Experience

Head Brewer/Operations Manager
Mission Brewery
Jun 2010 – Present • 7 yrs 4 mos

Lead Brewer
Stone Brewing Co.
Nov 2001 – Jun 2010 • 8 yrs 8 mos

Education

University of San Diego
Bachelor of Arts (BA), Anthropology
1994 – 1998

Featured Skills & Endorsements

Beer · 16
Endorsed by **Rick Blankemeier, who is highly skilled at this**
Endorsed by **2 of John's colleagues at Mission Brewery**

Brewing · 11
Endorsed by **3 of John's colleagues at Stone Brewing**

Inventory Manag... · 9
Endorsed by **2 of John's colleagues at Stone Brewing**

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Kevin O'Boyle

Member Board Of Directors at NeoTract

Sientra, Inc. • UCLA Anderson School of Management

Greater San Diego Area • 500+

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Over 20 plus years experience in executive management (COO and CFO). Successfully raised over $300 million for 3 IPO's all in medical device. Completed secondary offerings, PIPE's and convertable debt.

While at NuVasive we grew the market cap from 100M to 2 billion. We met or exceeded Wall Street expectaions for 23 straight quarters while growing the top line on average (CAGR) over 45 percent over the six year period. Started with 4 Wall Street research analysts and drove that to 24.

Specialties: Assisting companies with the transition from a private to public company status. Management of Wall Street relationships, Board of Director roles including Audit Committee Chair.

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Kevin's Activity

660 followers

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1 February 2017 - Mainstay Medical Starts Commercialization of ReActiv8® for the Treatment of Chronic Low Back Pain https://lnkd.in/g6HhVmq

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Experience

Member Board Of Directors
Sientra, Inc.
May 2014 – Present • 3 yrs 5 mos
Santa Barbara, California

Member Board of Directors
Wright Medical
Oct 2015 – Present • 2 yrs
Greater Memphis Area

Tornier Merged with Wright Medical 10/2015. Board of Director for merged company. NASDAQ: WMGI

Member Board Of Directors
NeoTract
May 2017 – Present • 5 mos
Pleasanton, California

Minimally invasive medical device company that addresses unmet needs in the field of urology.

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Board of Director and Audit Committee Chair
GenMark Molecular Diagnostics
Feb 2010 – Present • 7 yrs 8 mos

Publicly traded on NASDAQ (GNMK)

Board of Director and Audit Committee Chair
ZELTIQ
Jul 2011 – Apr 2017 • 5 yrs 10 mos
Pleasanton, Ca.

The company was acquired in April 2017 by Allergan for $2.4 billion in an all cash transaction. Company was traded on the NASDAQ under the symbol ZLTQ.

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Education

UCLA Anderson School of Management
Executive Management
1987 – 1988

Rochester Institute of Technology
Bachelors, Accounting
1976 – 1978
Activities and Societies: Baseball and Soccer teams including athlete of the week recognition for baseball.

Featured Skills & Endorsements

Executive Manage... · 37
Endorsed by Richard Slansky and 1 other who is highly skilled at this
Endorsed by 2 of Kevin's colleagues at ZELTIQ

IPO · 25
Endorsed by Chuck A., who is highly skilled at this
Endorsed by 6 of Kevin's colleagues at NuVasive

Finance · 21
Endorsed by 4 of Kevin's colleagues at NuVasive

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Recommendations

Received (0) | Given (1)

Kris Gelbart
Realtor at Windermere Homes & Estates
February 4, 2013, Kevin was a client of Kris'

We hired Kris to both sell our home and to buy our next . The transactions closed on time and the details were well managed.

Interests

Sientra, Inc.
1,732 followers

UCLA Anderson School of Manage...
42,892 followers

NuVasive
37,256 followers

Tornier Careers
7,529 followers

Harvard Business Review
4,589,509 followers

NeoTract
3,368 followers

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